UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

T3 DEFENSE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DFNS	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	DFNSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On February 24, 2026, T3 Defense Inc. (the “Company”) entered into a Securities Purchase Agreement with an accredited investor (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) pursuant to which the investor (the “Purchaser”) agreed to purchase from the Company 400 units for an aggregate purchase price of $20,000,000, or a per unit price of $50,000. Each unit consists of (i) one share (each a “Share” and collectively, the “Shares”) of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and (ii) one and a half common stock purchase warrants to initially purchase up to one and a half shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, subject to adjustment as described herein (the “Common Warrants” and the shares of Common Stock issuable upon exercise or exchange of the Common Warrants, the “Warrant Shares”). The Private Placement Offering is scheduled to close on or about Thursday, February 26, 2026.

The Private Placement is structured as a two stage investment. At the initial closing, which is scheduled to occur on February 26, 2026, the Company will sell 200 units for gross proceeds of $10 million. The Purchaser agreed to purchase an additional 200 units for an additional investment of $10 million following (i) the effectiveness of the registration statement described below, (ii) stockholder approval of the issuance of the transactions contemplated by the Securities Purchase Agreement as required pursuant to Nasdaq rules, (iii) the stock price is at least $1.00 and (iv) subject to the condition that the value of the trading in the Company’s stock on Nasdaq for the 10 consecutive days preceding the second closing is at or above $900,000 (the “Second Closing Market Trading Value”), provided that if the Second Closing Market Trading Value is less than $900,000, then there will be a proportionate reduction in the number of units to be sold at the second closing. By way of illustration only, if the Second Closing Market Trading Value during the ten consecutive trading days immediately prior to the second closing date is at least $450,000, then the closing on said date shall be for $5,000,000 of units. Additional closings of units will occur when the market trading value for ten consecutive trading days is at or above $900,000.

Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement, the Company is required to seek stockholder approval (the “Stockholder Approval”) related to the issuance of the units to be issued in the Private Placement. The Company is required to file a preliminary proxy statement for a special meeting of the Company’s stockholders within 75 days of the initial closing of the Private Placement. The Company’s directors and officers have agreed to execute voting agreements to vote in favor of the applicable proposals. If the Company does not obtain Stockholder Approval at the first such meeting, the Company is required to call a meeting every 4 months thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the securities are no longer outstanding.

The Company has also granted the Purchaser a right of participation in subsequent financings of the Company for a period of time following closing, subject to certain exempt issuances, and has agreed not to issue securities for a period of time following the closing of the Private Placement, subject to certain exempt issuances, including issuances pursuant to strategic transactions.

Under the terms of the Securities Purchase Agreement, the Company agreed not deliver any purchase notices under Company’s equity line of credit with the Purchaser until after the later of the date on which (i) the registration statement is declared effective and (ii) the Company obtains Stockholder Approval and even after such date, certain market conditions must be satisfied.

The Company’s chief executive officer and directors have entered into a standard lock up agreement with respect to 75% of their holdings for the period from the initial closing through the third month following the effectiveness of the registration statement.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties thereto.

Series B Preferred Stock

The Series B Preferred Stock will be issued at closing of the Private Placement pursuant to the Certificate of Designations of Rights, Preferences and Limitations to be filed with the Secretary of State of the State of Delaware prior to closing of the Private Placement. Pursuant to the terms of said Certificate, each share of Series B Preferred Stock has a stated value of $50,000 (the “Stated Value”) and will initially be convertible into 23,474 shares of Common Stock (the “Conversion Shares”) (or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”)), calculated by dividing the Stated Value by the initial conversion price equal to $2.13 per Share (the “Initial Conversion Price”). The Initial Conversion Price is subject to adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series B Preferred Stock remains outstanding (subject to certain exempt issuances). The Initial Conversion Price will also be adjusted upon receipt of Stockholder Approval (as hereinafter defined), if obtained, to the lower of (i) the then applicable conversion price and (ii) the price per share of the Common Stock on its trading market upon the earlier of (A) effectiveness of the registration statement required to be filed pursuant to the Registration Rights Agreement (as defined herein) or (B) upon applicability of Rule 144 as it relates to the sale of the Conversion Shares.

The Series B Preferred Stock is convertible at the option of the holder at any time and will be automatically converted into Common Stock or Pre-Funded Warrants in lieu thereof on the effective date of the registration statement, whether or not the Stockholder Approval has been obtained. If at any time after the one-year anniversary of the closing of the Private Placement, the Series B Preferred Stock is then outstanding and the Company has not received Stockholder Approval, the Series B Preferred Stock is redeemable at the option of the holder at a price per Share equal to 105% of the Stated Value. The conversion of the Series B Preferred Stock is subject to a 9.9% beneficial ownership limitation blocker.

The Series B Preferred Stock are not entitled to receive dividends, other than on an as-converted basis if dividends are paid to holders of Common Stock.

The holders of Series B Preferred Stock are entitled to 10,000 votes per each share of Series B Preferred Stock. The holders of Series BPreferred Stock have voting rights with respect to certain corporate actions that affect the rights of the Series B Preferred Stockholders and also have certain consent rights in connection with certain proposed Fundamental Transactions (as defined in the Certificate of Designations).

The Series B Preferred Stock is (i) senior to the Common Stock of the Company and any other equity securities that the Company may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series B Preferred Stock, (ii) equal with any class or series of capital stock established after the closing date of the Private Placement, the terms of which specifically provide that such equity securities rank on par with such Series B Preferred Stock, in each case with respect to payment of amounts upon liquidation, dissolution or winding up and (iii) junior to all of the Company’s existing and future indebtedness. The Company has agreed not to issue any parity stock or senior securities without the written consent of a majority in interest of the Series B Preferred Stock. Upon a change of control, liquidation or winding up of the Company the holders of the Series B Preferred Stock are entitled to a liquidation preference of $50,000 per Share.

Common Warrants

The Common Warrants are exercisable on a cash or cashless basis at the earlier of (i) 180 days following their issuance and (ii) the date the stockholder approval is obtained, and expire 5 years from the date of issuance. Each Common Warrant will be initially exercisable for one share of Common Stock at an initial exercise price of $0.0125 per share, subject to adjustment for stock splits, distributions and the like (the “Initial Exercise Price”). The Initial Exercise Price is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Common Warrants remain outstanding (subject to certain exempt issuances). At any time after the closing of the Private Placement, the holder of the Common Warrants may exchange the Common Warrants on a cashless basis for a number of shares of Common Stock determined by multiplying the total number of Warrant Shares with respect to which the Common Warrant is then being exercised by the Black Scholes Value (as defined in the Common Warrant) divided by the lower of the two closing bid prices of the Common Stock in the two days prior the time of such exercise, but in any event not less than $0.01 (as may be adjusted for stock dividends, subdivisions, or combinations and the like). The exercise of the Common Warrants is subject to a 9.9% beneficial ownership limitation blocker.

In the event of a Fundamental Transaction (as defined in the Common Warrants), the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the Common Warrants, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrant in connection with a Fundamental Transaction.

If the Company fails to timely deliver the Warrant Shares issuable upon exercise of the Common Warrants, the Company will be subject to liquidated damages, payable in the Company’s discretion in cash or shares on the Registration Date (as defined therein) or buy-in. If the Company elects to pay in shares, the number of shares due will be based on the LD Share Formula (as defined below).

Registration Rights Agreement

In connection with the Private Placement, on February 24, 2026, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is required to register the resale of the Conversion Shares (and any shares underlying the Pre-Funded Warrants, if any) and the Warrant Shares. The Company is required to prepare and file an initial registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission within 45 days of the date of the Securities Purchase Agreement (the “Filing Deadline”) and to use commercially reasonable efforts to have the Initial Registration Statement declared effective within 75 days of the date of the Securities Purchase Agreement (the “Effectiveness Deadline”). In certain circumstances including, but not limited to, if the Company misses the Filing Deadline or the Effectiveness Deadline, then the Company will be required to pay to the Purchasers an amount in shares or cash, at the Company’s discretion, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate purchase price paid by such Purchaser. Liquidated damages, if any, will accrue and be paid on the earlier of the effective date of a resale registration statement registering the sale of the shares that may be issued in lieu of cash or the date on which such shares can be sold pursuant to Rule 144 (the “Registration Date”). If the Company elects to pay liquidated damages in shares of Common Stock, the number of shares of Common Stock issuable to the Purchaser will be determined by dividing the aggregate amount of accrued liquidated damages by the closing price of the Company’s Common Stock on the trading market of the Common Stock on the day immediately prior to the Registration Date (the “LD Share Formula”).

Placement Agency Agreement

In connection with the Private Placement, the Company entered into a Placement Agency Agreement, dated February 24, 2026, with Dawson James Securities Inc. (the “Placement Agent”), pursuant to which the Placement Agent acted as the sole placement agent for the Private Placement. In consideration for the foregoing, the Company has agreed to pay customary placement fees to the Placement Agent, including a cash fee equal to 3.5% of the gross proceeds raised in the Private Placement and issue warrants equal to 7.5% of the securities placed in the Offering. Pursuant to the Placement Agency Agreement, the Company has also agreed to reimburse certain expenses of the Placement Agent incurred in connection with the Private Placement.

General

The securities issued pursuant to the Securities Purchase Agreement were issued pursuant to an exemption from registration under Section 4(a)(2) and/or Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the parties to such agreements.

The sale of the securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy such securities described herein.

The above description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1, the Certificate attached hereto as Exhibit 3.1, the Registration Rights Agreement attached hereto as Exhibit 10.2, the Placement Agency Agreement attached hereto as Exhibit 10.3, the Form of Common Warrant attached hereto as Exhibit 4.1 and the Form of Pre-Funded Warrant attached hereto as Exhibit 4.2.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

The foregoing securities were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. No general solicitation or advertising was used in connection with the offering. The securities are “restricted securities” as defined in Rule 144 under the Securities Act and will bear a restrictive legend.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2026, the Company received a letter of resignation from Ms. Aviya Volodarsky pursuant to which Ms. Volodarsky resigned from her position as a member of the board of directors of the Company and from all the committees on which she served for personal reasons. The resignation was effective immediately.

 Item 7.01. Regulation FD Disclosure.

On February 25, 2026, the Company issued a press release announcing its entry into the Private Placement transaction. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation, Rights, Preferences and Limitations of Series B Convertible Preferred Stock
4.1	Form of Warrant
4.2	Form of Pre-Funded Common Stock Purchase Warrant
10.1 *	Securities Purchase Agreement dated February 24, 2026, between T3 Defense Inc. and the purchaser identified therein
10.2	Registration Rights Agreement, dated February 24, 2026, between T3 Defense Inc. and the signatory identified therein
10.3	Placement Agent Agency Agreement dated February 24, 2026 between T3 Defense Inc. and Dawson James Securities Inc.
99.1	Press Release dated February 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 DEFENSE INC.

Date: February 25, 2026	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer